Exhibit No. 99.3

[Director’s Letterhead]

June 9, 2005

Larry W. Denney, Chairman, President and CEO
Biomass Processing Technology, Inc.
3222 Commerce Place, Suite A
West Palm Beach, FL 33411

Dear Larry,

As per your request at the meeting held June 3, 2005 in the offices of BioMass Processing Technology, Inc., I hereby tender my resignation from all boards and committees pertaining thereto, effective immediately.

Sincerely,

/S/ Stanley E. Poe, Ph.D